Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated

Balance Sheet as of June 30, 2003, and Unaudited

Pro Forma Condensed Consolidated Statement of

Income for the six months ended June 30, 2003 and

the year ended December 31, 2002.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2003 consolidates the historical unaudited balance sheet of Automated Merchant Services, Inc. as of June 30, 2003 and the historical unaudited consolidated balance sheet of Newtek Business Services, Inc. and subsidiaries (“Newtek”) as of June 30, 2003, giving effect to the acquisition of AMS by Newtek as if it had occurred on January 1, 2003.

The following unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2002 consolidates the historical audited statement of income of Automated Merchant Services, Inc. for the year ended December 31, 2002 and the historical audited consolidated statement of income of Newtek for the year ended December 31, 2002, giving effect to the acquisition of AMS by Newtek as if it had occurred on January 1, 2002.

The following unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2003 consolidates the historical unaudited statement of income of Automated Merchant Services, Inc. for the six months ended June 30, 2003 and the historical unaudited consolidated statement of income of Newtek for the six months ended June 30, 2003, giving effect to the acquisition of AMS by Newtek as if it had occurred on January 1, 2003.

This information should be read together with the historical financial statements and notes of both Automated Merchant Services, Inc. and Newtek. The pro forma financial information presented below does not necessarily indicate the financial position or results of operations that would have resulted if the acquisition had been completed on the dates indicated, or that may result in the future.

Exhibit 99.3

Newtek Business Services, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2003

	Newtek Business Services, Inc. Historical Consolidated	Automated Merchant Services, Inc. Historical	Pro Forma Adjustments		Pro Forma Consolidated

ASSETS
Cash	$38,027,412	$41,536	$(1,500,000	)(a)	$36,568,948
Reserved Cash		—	—		—
Credits in Lieu of cash	53,345,458	—	—		53,345,458
Investments in qualified businesses	4,055,337	—	—		4,055,337
Loans Receivable, net	52,489,246	—	—		52,489,246
Accounts Receivable	387,503	128,073	—		515,576
Structured insurance product	2,974,005	—	—		2,974,005
Receivable from Bank	2,593,577	—	—		2,593,577
Accrued Interest Receivable	249,990	—	—		249,990
Servicing Asset	—	—	—		—
SBA License, net	—	—	—		—
Prepaid insurance	13,133,044	—	—		13,133,044
Property & Equipment, net	629,029	—	—		629,029
Other Real Estate Owned	—	—	—		—
Goodwill	3,225,353	—	—		3,225,353
Customer merchant accounts			2,810,213	(b)	2,810,213
Other Assets	2,706,628	2,485	—		2,709,113

Total Assets	$173,816,582	$172,094	$1,310,213		$175,298,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts Payable & Accrued Liabilities	$4,833,750	$67,307	$215,000	(a)	$5,116,057
Revolving Lines of Credit	51,125,772	—	—		51,125,772
Accrued Interest Payable	61,103,107	—	—		61,103,107
Dividends Payable	—	—	—		—
Notes Payable	9,084,069	—	1,200,000	(a)	10,284,069
Deferred tax liability	6,525,490	—	—		6,525,490
Puttable Common Stock, Net	—	—	—		—
Deferred credit	—	—	—		—

Total Liabilities	132,672,188	67,307	1,415,000		134,154,495

Minority Interest	7,452,881	—	—		7,452,881

STOCKHOLDERS’ EQUITY
Common Stock	517,786	500	(500	)(c)	517,786
Additional Paid-In Capital	22,935,906	—	—		22,935,906
Retained Earnings (Accumulated Deficit)	10,237,821	104,287	(104,287)		10,237,821

Total Stockholders’ Equity	33,691,513	104,787	(104,787)		33,691,513

Total Liabilities & Stockholders’ Equity	$173,816,582	$172,094	$1,310,213	(c)	$175,298,889

See notes to unaudited proforma condensed consolidated balance sheet.

Exhibit 99.3 page 2

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	Adjustment to reflect cash paid to the sellers at the closing date. The aggregate cost of the acquisition is $2,982,307, summarized as follows:

Cash paid to sellers	$1,500,000
Notes issued to sellers	1,200,000
Acquisition costs	215,000
Liabilities assumed	67,307

Total	$2,982,307

(b)	Reconciliation of net assets acquired, amounts paid or payable, and allocation of excess purchase price:

Fair value of tangible assets acquired:
Cash	$41,536
Accounts Receivable	128,073
Other Assets	2,485

172,094

Fair value of liabilities assumed:
Accounts payable and accrued liabilities	67,307

Total liabilities	67,307

Net assets acquired	104,787
less amounts paid or payable: Cash paid ($1.5M)
Notes issued ($1.2M), acquisition costs ($215K)	(2,915,000)

Excess of purchase price over net assets acquired allocated to customer merchant accounts	(2,810,213)

(c)	Adjustment to reflect elimination of AMS’s common stock and retained earnings.

Newtek Business Services Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

	For the six months ended June 30, 2003
	Newtek Historical Consolidated	Automated Merchant Services, Inc. Historical	Pro Forma Adjustments	Pro Forma Consolidated
Revenue	$27,639,592	$727,927	$—	$28,367,519
Expenses	19,781,758	597,865	282,406 (a)	20,662,029

Income (loss) before minority interest and provision for taxes	7,857,834	130,062	(282,406)	7,705,490

Minority interest in income	(680,042)	—	—	(680,042)

Income (loss) before (provision) benefit for taxes	7,177,792	130,062	(282,406)	7,025,448
(Provision) benefit for taxes	(2,799,339)	—	59,414 (b)	(2,739,925)

Net income (loss) from continuing operations	$4,378,453	$130,062	$(222,992)	$4,285,523

Weighted average number of shares (basic)	25,541,088			25,541,088
Weighted average number of shares (diluted)	25,857,904			25,857,904
Income per share (basic)	$0.17			$0.17
Income per share (diluted)	$0.17			$0.17
See notes to unaudited pro forma condensed consolidated statement of income.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income
(a) Adjustments to operating expenses assuming the acquisition had been consummated on January 1, 2003:
Increase in interest expense (6% annualized) for six months due to issuance of notes payable on January 1, 2003. (The notes require monthly payments of principal and interest and are due in full in January 2006.)				$26,932
Increase in amortization and depreciation for the year in connection with purchase accounting adjustments at January 1, 2003:
Amortization of customer merchant accounts				255,474

				$282,406

Customer merchant accounts represent the portfolio of merchant accounts that were purchased in the acquisition, (2,072 merchant accounts) which will be providing most of the acquired company’s revenues. Based upon Newtek’s experience in th credit card processing industry, management believes a sixty six month period is appropriate for amortization. In addition, it is within the industry standard using data from other publicly traded credit card processors.

(b) Adjustment to reflect a pro forma effective tax rate of 39% based on Newtek’s historical effective tax rate.

Newtek Business Services Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

	For the Year Ended December 31, 2002
	Newtek Historical Consolidated	Automated Merchant Services, Inc. Historical	Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$34,640,992	$2,367,197	$—		$37,008,189
Expenses	27,123,016	1,331,395	557,748	(a)	29,012,159

Income (loss) before minority interest and provision for taxes	7,517,976	1,035,802	(557,748)		7,996,030

Minority interest in income	(335,324)	—	—		(335,324)

Income (loss) before provision for taxes	7,182,652	1,035,802	(557,748)		7,660,706
Provision for taxes	(2,657,410)	—	(177,051	)(b)	(2,834,461)

Net income (loss) from continuing operations	$4,525,242	$1,035,802	$(734,799)		$4,826,245

Weighted average number of shares (basic)	24,183,501				24,183,501
Weighted average number of shares (diluted)	24,293,540				24,293,540
Income per share (basic)	$0.19				$0.20
Income per share (diluted)	$0.19				$0.20
See notes to unaudited pro forma condensed consolidated statement of income.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income
(a) Adjustments to operating expenses assuming the acquisition had been consummated on January 1, 2003:
Increase in interest expense (6% annualized) for entire year due to issuance of note payable on January 1, 2002. (The notes require monthly payments of principal and interest and are due full in January 2006.)					$46,800
Increase in amortization and depreciation for the year in connection with purchase accounting adjustments at January 1, 2002:
Amortization of customer merchant accounts					510,948

					$557,748

Customer merchant accounts represent the portfolio of merchant accounts that were purchased in the acquisition, (2,072 merchant accounts) which will be providing most of the acquired company’s revenues. Based upon Newtek’s experience in th credit card processing industry, management believes a sixty six month period is appropriate for amortization. In addition, it is within the industry standard using data from other publicly traded credit card processors.

(b) Adjustment to reflect a pro forma effective tax rate of 37% based on Newtek’s historical effective tax rate.